- - --------------------------------------------------------------------------------
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/ /  Preliminary proxy statement

/X/  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                     AGENCY
                                RENT-A-CAR, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                            AGENCY RENT-A-CAR, INC.
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

     (3) Filing party:

     (4) Date filed:
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

                        [INSERT AGENCY RENT-A-CAR LOGO].

                               30000 AURORA ROAD

                               SOLON, OHIO 44139

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JUNE 22, 1994

     Notice is hereby given that the Annual Meeting of Stockholders of Agency Rent-A-Car, Inc., will be held at the Company's principal executive offices, 30000 Aurora Road, Solon, Ohio, on Wednesday, June 22, 1994, at 10:00 A.M. (Eastern Daylight Savings time), for the following purposes:

     1. To elect three directors to serve for a term of three years;

     2. To consider and act upon a proposal to approve the Company's 1993 Equity Incentive Plan;

     3. To consider and act upon a proposal to change the Company's name; and

     4. To transact such other business as may properly come before the meeting.

     Only stockholders of record at the close of business on May 13, 1994 are entitled to notice of and to vote at said meeting or any adjournment thereof.

     By order of the Board of Directors.

                                            PETER T. ZACKAROFF, EXECUTIVE VICE
                                            PRESIDENT, CHIEF LEGAL OFFICER
                                            AND SECRETARY
May 20, 1994

     STOCKHOLDERS ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH, EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY.

                        [INSERT AGENCY RENT-A-CAR LOGO].

                               30000 AURORA ROAD

                               SOLON, OHIO 44139

                                PROXY STATEMENT

     This statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders of Agency Rent-A-Car, Inc., a Delaware corporation (the "Company"), to be held on June 22, 1994, at the Company's principal executive offices, 30000 Aurora Road, Solon, Ohio, and at any adjournment thereof.

     The Notice of Annual Meeting, this statement and the accompanying form of proxy, together with the Company's Annual Report to Stockholders for the fiscal year ended January 31, 1994 ("fiscal 1994"), are first being mailed to stockholders on or about May 24, 1994.

     The close of business on May 13, 1994 (the "Record Date"), has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. On the Record Date, the Company had outstanding 25,746,663 shares of Common Stock, $.05 par value. Each of the outstanding shares is entitled to one vote. The holders of Common Stock of the Company have no cumulative voting rights in the election of Directors.

     Under Delaware law and the Company's Restated Articles and Bylaws, if a quorum is present at the meeting, the nominees for Directors who receive a plurality of votes cast for the election of Directors at the meeting by shares present in person or by proxy and entitled to vote will be elected Directors. Where a quorum is present, the vote of the holders of a majority of shares present in person or by proxy and entitled to vote, will decide any other matter voted upon. An abstention from voting any share with respect to the election of any nominee for Director or other matter will have the practical effect of a vote against that nominee or against any other matter to be voted upon. A broker non-vote with respect to any share will not affect the election of Directors or approval of any other matter to be voted upon since the share is not considered present for voting purposes.

                             ELECTION OF DIRECTORS

     The Board of Directors presently consists of eight members.(1) At the meeting, the Common Stock represented by valid proxies appointed will be voted, unless otherwise specified, for the election of Messrs.
- - ---------------

(1) At regularly scheduled meetings held June 30, 1993 and September
    16, 1993 the Board of Directors appointed Messrs. Joseph P. Henley and Robert J. Bronchetti, respectively, to the Board to serve until the 1996 Annual Meeting of Stockholders.

  Messrs. Terry W. Holt and William S. Marshall resigned from the Board of Directors. At a regularly scheduled meeting held April 14, 1994, the Board of Directors appointed Mr. Edward A. Burkhart to fill Mr. Holt's unexpired term and Mr. Edward N. Leszczynski to fill Mr. Marshall's unexpired term.

Per E. Hoel, Edward N. Leszczynski and Kelly W. Reagan to serve a term of three years and until their respective successors are duly elected and qualified.

     If, by reason of death or other unexpected circumstance, the nominee(s) should not be available for election, the proxies will be voted for the election of such substitute nominee(s) as the Board of Directors may propose.

     Set forth below is certain information relating to Messrs. Hoel, Leszczynski and Reagan, the nominees for election as Directors, and to Directors of the Company whose terms of office will continue after the meeting:

                               NOMINEES FOR ELECTION AT THE ANNUAL
                                             MEETING
                            ------------------------------------------
                                       PRINCIPAL OCCUPATION               DIRECTOR       TERM
            NAME                      AND OTHER INFORMATION                SINCE       TO EXPIRE
            ----                      ---------------------               --------     ---------
Per E. Hoel                 Chairman of the Board and President of          1984          1997
                            Uni-Per, Inc., a management consulting
                            firm specializing in marketing and
                            finance, since 1976. Age-68.

Edward N. Leszczynski       Self-employed consultant to small               1994          1997
                            businesses in southeastern Michigan
                            regarding budgeting, profit planning,
                            acquisitions, mergers and reorganizations.
                            Teaches management analysis and planning
                            to Ford Motor Credit Company supervisors
                            and managers at Ford's training center in
                            Dearborn, Michigan. Since 1993, has done
                            consulting work for National Auto Credit,
                            Incorporated. Age-60.

Kelly W. Reagan             Senior Vice President, Rental Operations        1991          1997
                            and Fleet, has been employed by the
                            Company since 1981 and was elected a
                            Director in May 1991. Mr. Reagan has held
                            numerous positions with the Company
                            including Office Manager, District
                            Manager, Regional Director and Regional
                            Vice President, Rental Operations, Vice
                            President and Senior Vice President, Fleet
                            prior to assuming his present duties in
                            March 1994. Age-33.

                            DIRECTORS WHOSE TERMS WILL CONTINUE AFTER
                                        THE ANNUAL MEETING
                            ------------------------------------------
                                       PRINCIPAL OCCUPATION               DIRECTOR       TERM
            NAME                      AND OTHER INFORMATION                SINCE       TO EXPIRE
            ----                      ---------------------               --------     ---------
Sam J. Frankino             Chairman of the Board since the Company's       1969          1995
                            inception in 1969, founder and majority
                            stockholder. Mr. Frankino also served as
                            Chief Executive Officer from 1969 to 1992
                            and resumed the position in December 1993.
                            Age-69.

Noah T. Herndon             Partner of Brown Brothers Harriman & Co.,       1992          1995
                            investment bankers, since 1974. Mr.
                            Herndon is also a Director of Amoskeag
                            Company, Fieldcrest Cannon, Inc. and Watts
                            Industries, Inc. For more than five years
                            prior to 1974 Mr. Herndon had been a
                            manager and general manager for Brown
                            Brothers Harriman & Co. Age-62.

Robert J. Bronchetti        President and Chief Financial Officer, has      1993          1996
                            been employed by the Company since May
                            1991 and was appointed a Director in
                            September 1993. Mr. Bronchetti held the
                            position of Executive Vice President and
                            Chief Financial Officer prior to assuming
                            his present duties in March 1994.
                            Previously, Mr. Bronchetti held the
                            positions of Vice President and Chief
                            Financial Officer and Vice President of
                            Finance and Treasurer. Prior to 1991, Mr.
                            Bronchetti held various financial man-
                            agement positions with Engelhard
                            Corporation and its wholly-owned
                            subsidiary, The Harshaw Chemical Company.
                            Age-46.

Edward A. Burkhart          Executive Vice President, Rental                1994          1996
                            Operations, has been employed by the
                            Company since 1982 and was appointed a
                            Director in April 1994. Mr. Burkhart has
                            held numerous positions with the Company
                            including Office Manager, District
                            Manager, Regional Director, Regional Vice
                            President and Senior Vice President,
                            Rental Operations prior to assuming his
                            present duties in March 1994. Age-34.

                            DIRECTORS WHOSE TERMS WILL CONTINUE AFTER
                                        THE ANNUAL MEETING
                            ------------------------------------------
                                       PRINCIPAL OCCUPATION               DIRECTOR       TERM
            NAME                      AND OTHER INFORMATION                SINCE       TO EXPIRE
            ----                      ---------------------               --------     ---------
Joseph P. Henley            Retired May 1, 1991 from Ford Motor Credit      1993          1996
                            Company. Mr. Henley serves as Secretary
                            for the Board of Trustees for Brighton
                            Hospital & Brighton Health Services Corp.;
                            and as part of a seven member management
                            committee over the operating development
                            entities of Shawty Creek/Schuss Mountain
                            Resort; Board Member and Treasurer of
                            Sunset Torch Condo Assoc.; Board Member
                            and Secretary for Legend Condo Assoc.
                            Age-67.

     Messrs. Frankino and Hoel are the members of the Board's Executive Committee, which exercises all of the power and authority of the Board in the management of the business and affairs of the Company during intervals between Board meetings. The Executive Committee did not meet during fiscal 1994.

     Messrs. Henley, Herndon and Hoel are members of the Board's Audit Committee, which reviews the services provided by the independent auditors retained by the Company, monitors the adequacy of the Company's internal accounting controls and reviews the annual financial statements of the Company. The Audit Committee met three times during fiscal 1994.

     Messrs. Henley, Herndon and Hoel are members of the Board's Executive Compensation Committee, which reviews the cash and non-cash compensation received by officers and key employees. The Executive Compensation Committee met twice during fiscal 1994.

     Four meetings of the Board of Directors were held during fiscal 1994. The Board of Directors does not have a Nominating Committee.

     Each incumbent Director and each member of the above Committees attended 75% or more of the meetings held by the Board of Directors and such Committees, respectively.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of initial ownership and changes in ownership of such equity securities with the Securities and Exchange Commission and to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on a review of the copies of such forms furnished to the Company or written representations that no Forms 5 were required, the Company believes that its Directors, officers and greater than 10% beneficial owners complied with all Section 16(a) filing requirements.

                        DIRECTOR'S FEES AND COMPENSATION

     Each member of the Board who is not an employee of the Company is paid a Director's fee at the rate of $3,600 per year plus $500 and expenses for attendance at each meeting of the Board.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth the cash compensation paid by the Company and its subsidiaries for services rendered by its chief executive officer and each of the four other most highly compensated executive officers for the fiscal years ending January 31, 1992, 1993 and 1994:

                                                                                       LONG-TERM
                                                                                      COMPENSATION
                                                                                         AWARDS
                                               ANNUAL COMPENSATION                    ------------
                                 ------------------------------------------------      SECURITIES
           NAME AND                                                 OTHER ANNUAL       UNDERLYING        ALL OTHER
      PRINCIPAL POSITION         FISCAL     SALARY      BONUS(1)    COMPENSATION        OPTIONS        COMPENSATION(2)
      AT JANUARY 31, 1994         YEAR        ($)         ($)            ($)              (#)               ($)
      -------------------        ------     -------     -------     -------------     ------------     -------------
Sam J. Frankino                   1994      283,231     119,750        -0-                 -0-             2,316
Chairman of the Board and         1993      400,000     100,000        -0-                 -0-             2,294
Chief Executive Officer           1992      395,673      90,000        -0-                 -0-             2,831

Terry W. Holt                     1994      205,617      70,688        -0-                 -0-             2,316
President and Chief               1993      220,000      75,000        -0-                 -0-             2,294
Operating Officer                 1992      201,634      65,000        -0-                 -0-             2,831

Peter T. Zackaroff                1994      130,000      32,875        -0-                 -0-             1,620
Executive Vice President, Chief   1993      125,477      35,000        -0-                 -0-             1,680
Legal Officer and Secretary       1992      105,192      30,000        -0-                 -0-             1,708

Robert J. Bronchetti              1994      144,039      32,875        -0-                 -0-             1,744
Executive Vice President and      1993      120,154      21,000        -0-                 -0-             1,500
Chief Financial Officer           1992(3)    64,923       3,000        -0-                 -0-               104

Kelly W. Reagan                   1994      100,000      32,875        -0-                 -0-             1,326
Senior Vice President, Fleet      1993       92,827      35,000        -0-                 -0-             1,362
                                  1992       83,077      27,500        -0-                 -0-             1,446

- - ---------------

(1) On December 16, 1993, the following executive officers were awarded a total of 15,500 shares of restricted Common Stock of the Company pursuant to the 1993 Equity Incentive Plan. The number of shares awarded and the dollar value at the date of award are as follows: Mr. Frankino--10,000, $118,750; Mr. Holt--2,500, $29,688; Mr. Zackaroff--1,000, $11,875; Mr.
    Bronchetti--1,000, $11,875; and Mr. Reagan--1,000, $11,875. Subject to
    approval of the Plan by the Company's stockholders, these awards are fully vested but may not be sold or transferred until such time as the recipient directly owns and maintains Company stock equal to his annual salary, including bonus, or the individual terminates employment with the Company. Restricted stock holdings which are excess of the required ownership amounts may be disposed of provided that minimum ownership requirements are maintained during the term of the individual's employment. The restricted shares awarded are eligible for any dividends the Company may declare on its Common Stock. There are no other shares of restricted stock held by these executive officers. The balance of the reported bonus was paid in cash.

(2) In 1992, 1993 and 1994 Messrs. Frankino, Holt, Zackaroff,
    Bronchetti and Reagan had their term life and accidental death and disability ("AD&D") insurance premiums paid for by the Company. For each of these three years the premiums were $120 for term life and $36 for AD&D.

    In 1992, 1993 and 1994 the Company contributed to Messrs. Frankino's, Holt's, Zackaroff's, Bronchetti's and Reagan's 401(k) Savings and Retirement Plan and Trust Accounts in the following amounts: Mr. Frankino - $1,586, $1,348 and $-0-; Mr. Holt - $1,586, $1,348 and $-0-; Mr. Zackaroff
    - $920, $961 and $79; Mr. Bronchetti - $-0-, $847 and $96; and Mr. Reagan -
    $765, $762 and $60.

    In addition to the contributions noted above, in 1992, 1993 and 1994 Messrs. Frankino, Holt, Zackaroff, Bronchetti and Reagan received the following additional allocations to their 401(k) Savings and Retirement Plan and Trust Accounts: Mr. Frankino - $1,089, $790 and $2,160; Mr. Holt - $1,089, $790 and $2,160; Mr. Zackaroff - $632, $563 and $1,385; Mr.
    Bronchetti - $-0-, $497 and $1,492; and Mr. Reagan - $525, $444 and $1,110.

    Executive officers who are Directors do not receive any additional compensation for serving on the Board of Directors.

(3) These amounts reflect Mr. Bronchetti's compensation for fiscal year 1992 commencing with his date of employment, May 28, 1991.


                                  STOCK PLANS

     The executive officers referred to in the cash compensation table, as well as salaried employees of the Company or any of its subsidiary corporations who, in the judgment of the Stock Option Committee (the "Committee"), occupy a professional or management position, were eligible to participate in the Agency Rent-A-Car, Inc. 1983 Incentive Stock Option Plan (the "Option Plan"). The Option Plan provided for the granting of options for up to 2,710,651 shares of the Company's $.05 par value common stock ("Common Stock").

     The Committee determined to whom options were granted, the number of shares subject to option, and the terms of the option. No incentive or non-qualified stock options may be exercised, in whole or in part, prior to the expiration of twelve (12) months following the date such option is granted. Twenty percent (20%) of these options becomes exercisable one year after the grant date, and an additional twenty percent (20%) becomes exercisable each year thereafter. Both the incentive and non-qualified stock options granted under the Option Plan terminate on the 10th anniversary of the date upon which they were granted and shall not be exercisable on or after such date. In the event an employee who has been granted options under the Option Plan leaves the Company, those vested options are exercisable within 90 days of the date of separation from employment (but in no event later than the end of the fixed term of such option). If an employee or former employee who was granted an incentive or non-qualified option dies, and at the time of his death was entitled to exercise any such option granted under the Option Plan, such option may be exercised within twelve (12) months after the date of death (but no later than the end of the fixed term of such option) by his estate, or by a person who acquired the right to exercise such option by bequest or inheritance. Such option may be exercised only as to the number of shares of stock for which it could have been exercised at the date of death.

     During fiscal 1994, no options were granted to executive officers. The Option Plan terminated on April 17, 1993.

     For a discussion of the 1993 Equity Incentive Plan see Proposal to Adopt the 1993 Equity Incentive Plan on page 12.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                                          VALUE OF
                                                                  NUMBER OF             UNEXERCISED
                                                            SECURITIES UNDERLYING       IN-THE-MONEY
                                                                OPTIONS/SARS            OPTIONS/SARS
                                                             AT FISCAL YEAR-END         AT YEAR-END
                                                                    (#)(1)                  ($)
                           SHARES ACQUIRED      VALUE       ---------------------     ----------------
                             ON EXERCISE       REALIZED         EXERCISABLE/            EXERCISABLE/
NAME                             (#)             ($)            UNEXERCISABLE          UNEXERCISABLE
- - ----                       ---------------     --------     ---------------------     ----------------
                                                                <C
Sam J. Frankino                   -0-          $   -0-          102,150/15,250        $657,591/ 98,172
Terry W. Holt                     -0-              -0-          125,940/50,250         765,433/225,047
Peter T. Zackaroff                -0-              -0-           27,924/23,575         159,199/102,639
Robert J. Bronchetti              -0-              -0-            8,000/17,000          34,750/ 72,125
Kelly W. Reagan                 6,000           37,875           25,595/23,575         144,205/102,639

- - ---------------

(1) Includes options with exercise prices ranging from $6.56 to $9.88.


                     BOARD'S COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     In evaluating the performance of all executive officers as a group, the Company strives to achieve equitable compensation in a highly competitive marketplace so as to retain and attract high caliber individuals, many of whom are tenured professionals. Specific factors that the Executive Compensation Committee evaluates include fleet utilization (the percentage of the Company's fleet that is rented on a per diem basis), the aggregate fleet size and its trending, net profit per car day, rental rates, the ratio of employees to fleet size and the return on equity.

     In addition, the Executive Compensation Committee has an opportunity to frequently interface with all named executives in order to monitor and evaluate their respective performance and contribution to the success of the Company. Factors considered include initiative, innovation and the ability to meet the overall objectives of the Company's business plan.

     In reviewing and determining the compensation of Mr. Terry W. Holt, who was President and Chief Executive Officer during the majority of fiscal 1994, and Mr. Sam J. Frankino, Chairman of the Board and Chief Executive Officer at year end, the Executive Compensation Committee applied all of the performance criteria discussed above, as well as comparable market surveys for chief executive officer's pay based on businesses in the Company's revenue size and where available, data on competitive car rental industry salaries. This comparison did not necessarily include any of the companies listed in the market capitalization group listed in footnote 2 to the Stock Performance Graph on page 9.

     The Executive Compensation Committee also sought to establish compensation levels for Messrs. Frankino and Holt, as well as all executive officers which reflected the Company's transition into the alternative financing market through its wholly-owned subsidiary, National Auto Credit. In keeping with this cost reduction transition strategy, the compensation of Messrs. Frankino and Holt were reduced from last fiscal year. The remaining executives' compensation were modestly increased in recognition of their leadership and success in simultaneously downsizing the Company's rental operations while aggressively growing National Auto Credit's market share.

     Messrs. Frankino and Holt, as well as executive management as a group, successfully met the objectives of the Company's business plan, which included the downsizing of the Company's rental operations through the reduction of fleet, office facilities and personnel. In addition, they simultaneously increased the number of enrolled member dealers and finance receivables, as well as their creation and implementation of numerous member dealer services.

     The Company's Executive Compensation Committee also recommended to the Board of Directors the adoption of the 1993 Equity Incentive Plan, which provides in part for the award of restricted stock to certain key employees of the Company. The terms and conditions of the Plan are more fully described at page 12.

     The recommendation to adopt the 1993 Equity Incentive Plan was based, at least in part, on the Executive Compensation Committee's determination that it is in the best interest of the Company and its stockholders to require executive management to directly own and maintain an ownership interest in Company stock in an amount not less than their annual salary, including bonus. As an initial step in reaching this goal, the Executive Compensation Committee awarded restricted stock to all executive officers in amounts ranging from 750 shares to 10,000 shares, as is more fully disclosed under the Summary Compensation Table. These awards were based on the individual effort of each executive based upon the factors listed above.

     The restrictions upon disposition of this stock lapse when each individual has satisfied and maintained the stock ownership requirements stated above, or has terminated his employment with the Company. Restricted stock holdings which are excess of the required ownership amounts may be disposed of provided that minimum ownership requirements are maintained during the term of the individual's employment. Each officer's cash bonus was reduced in light of the award of restricted stock and no executive officer was awarded stock options.

     On June 30, 1993, the Board of Directors appointed Mr. Joseph P. Henley to the Compensation Committee.

                                            Respectfully submitted,

                                            Noah T. Herndon, Chairman
                                            Per E. Hoel
                                            Joseph P. Henley

                            STOCK PERFORMANCE GRAPH

     The graph provided below compares the Company's cumulative stockholder return with that of the NASDAQ Market Index (U.S. only) and all thirty-eight
(38) companies of a sub-group of the Russell 2000 Consumer Discretionary and Services Group for a period of five (5) fiscal years commencing January 31, 1989 and ending January 31, 1994.

                COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN(1) (3)
                     AGENCY RENT-A-CAR, INC., NASDAQ MARKET
              INDEX (U.S. ONLY), AND MARKET CAPITALIZATION GROUP(2)

                                    AGENCY
      MEASUREMENT PERIOD          RENT-A-CAR,     MARKET CAP.    NASDAQ STOCK
    (FISCAL YEAR COVERED)            INC.            GROUP        MRKT - U.S.
1/89                                 100             100             100
1/90                                  70             111             105
1/91                                  58             109             108
1/92                                  84             134             166
1/93                                  56             141             187
1/94                                  96             171             214

- - ---------------

(1) The above graph assumes an investment of $100 on January 31, 1989, including reinvestment of all dividends, and indicates the appreciation of or depreciation of each investment over a five (5) year period. The historical stock performance depicted on the graph is not necessarily indicative of future performance.

(2) The Company believes it is unique and that there are no published industry or line of business indexes available for comparison purposes and that no other company exists which the Company can, in good faith, utilize as comparator. Consistent with last year all companies of the Russell 2000 Consumer Discretionary and Services Group (sub-classification "miscellaneous services") were selected as a result of their similar average market capitalization of $197 million. The Company believes that this group yields the most similar comparison in evaluating the Company's stock inasmuch as it is comprised of companies whose core business is service oriented and subject to similar market influences.


    This group includes Adia Services Inc., Advo Inc., Agency Rent-A-Car
    Inc., American Building Maintenance Industries Inc., Anthem Electronics Inc., Arch Communications Group, Barefoot Inc., Bolt Beranek & Newman Inc., Borg-Warner Security Corporation, CDI Corporation, CPI Corporation, CRSS Inc., Corrections Corporation of America, Education Alternatives Inc., Enterra Corporation, Executive Telecard Ltd., Fair Issac & Company, Foote Cone & Belding, Franklin Quest Company, G & K Services Inc., GRC International Inc., Gilbert Associates Inc., Greiner Engineering Inc., Grey Advertising Inc., Healthcare Services Group Inc., Merrill Corporation, PCA International Inc., Pinkertons Inc., Roto Rooter Inc., Safecard Services Inc., Stone & Webster Inc., Supercuts Inc., TRM Copy Centers Corporation, Unifirst Corporation, Vallen Corporation, Volt Information Sciences Inc., WD-40 Company and Wackenhut Corporation.

(3) Notwithstanding anything to the contrary contained in any document filed by the Company with the Securities and Exchange Commission or elsewhere, this graph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or the Exchange Act, except to the extent the Company specifically incorporates this graph.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth information with respect to the only person known to the Company to be the beneficial owner, as of May 13, 1994, of more than 5% of the Company's outstanding Common Stock:

                            SHARES OF
                           COMMON STOCK          PERCENT OF
NAME AND ADDRESS           BENEFICIALLY            CLASS
OF BENEFICIAL OWNER          OWNED(1) (2)       OUTSTANDING
- - ---------------------    -----------------    ----------------
Sam J. Frankino             14,276,010             54.50%
30000 Aurora Road
Solon, Ohio 44139

- - ---------------

(1) Mr. Frankino has both sole voting and investment power with respect to the shares listed. In addition, 208,015 shares are held by The Samuel J. and Connie M. Frankino Charitable Foundation, a qualified charitable foundation, as to which Mr. and Mrs. Frankino share voting and investment power. Mr. and Mrs. Frankino disclaim any beneficial interest in those shares.

(2) Includes 102,150 shares which may be acquired pursuant to the Company's 1983 Incentive Stock Option Plan (see Stock Plans on page 6).


SECURITY OWNERSHIP OF MANAGEMENT

     The following information is set forth with respect to shares of the Company's Common Stock beneficially owned, as of May 13, 1994 by all Directors, by the nominees for election as Director of the Company, by each of the five most highly compensated executive officers, and by all officers and Directors of the Company as a group:

                                             SHARES OF
                                            COMMON STOCK     PERCENT OF
                                            BENEFICIALLY       CLASS
                      NAME                     OWNED(1)      OUTSTANDING
                      ----                  ------------     -----------
      Sam J. Frankino......................  14,276,010(2)      54.50%
      Robert J. Bronchetti.................       9,200(2)          *
      Edward A. Burkhart...................      28,526(2)          *
      Terry W. Holt........................     130,814(2)(3)       *
      Kelly W. Reagan......................      32,091(2)          *
      Peter T. Zackaroff...................      30,352(2)          *
      Per E. Hoel..........................       2,000             *
      Joseph P. Henley.....................       1,000             *
      Noah T. Herndon......................       2,000             *
      Edward N. Leszczynski................       2,000             *
      All Officers and
      Directors as a
      Group (15)...........................  14,557,975(2)      55.58%

- - ---------------
* less than 1.0%


(1) Unless otherwise indicated, each person has sole voting and investment power with respect to the shares shown as beneficially owned by such person.

(2) Includes shares which may be acquired pursuant to the Company's 1983 Incentive Stock Option Plan (see Stock Plans on page 6).

          Mr. Frankino....................................................  102,150
          Mr. Bronchetti..................................................    8,000
          Mr. Burkhart....................................................   27,102
          Mr. Holt........................................................  125,940
          Mr. Reagan......................................................   25,595
          Mr. Zackaroff...................................................   27,924
          The fifteen executive officers
          and Directors as a group........................................  356,136


(3) Mr. Terry W. Holt resigned from the Board of Directors and as
    President and Chief Operating Officer in March 1994.


                PROPOSAL TO ADOPT THE 1993 EQUITY INCENTIVE PLAN

     The Board of Directors recommends that the stockholders approve the adoption of the 1993 Equity Incentive Plan ("Plan") and the reservation of two million (2,000,000) shares of the Company's Common Stock for use under the Plan. This Plan would replace the 1983 Stock Option Plan, which expired on April 17, 1993. A copy of the 1993 Equity Incentive Plan is attached as Exhibit "A" to this Proxy Statement, and the following summary of the Plan is qualified in its entirety by reference thereto.

     The Company believes that stock ownership by the officers and employees of the Company contributes to the development and maintenance of strong management as well as assists the Company in attracting and retaining persons of the highest caliber.

     At the Annual Meeting of Stockholders held in June, 1984, the stockholders approved the 1983 Stock Option Plan ("1983 Plan") which permitted the grant of stock options. As of May 13, 1994, 881,105 shares were covered by outstanding options under the 1983 Plan. Presently, no stock options may be granted under the 1983 Plan. Options which were outstanding on April 17, 1993 will continue in effect in accordance with their terms.

     With the expiration of the 1983 Plan, the Board of Directors believes that it would be in the Company's best interests to adopt a new Equity Incentive Plan. The Plan generally provides for the granting of the following types of awards to certain key employees of the Company: Incentive Stock Options ("ISOs"), Non-Qualified Stock Options ("NQSOs") (ISOs and NQSOs are sometimes referred to herein collectively as "Stock Options"), Stock Appreciation Rights ("SARs"), Common Stock ("Stock Awards"), and Restricted Common Stock ("Restricted Stock Awards") (all of which are sometimes referred to herein collectively as "Awards"). Awards may be granted singly, in combination or in tandem. In addition, Awards may be made in combination, or in tandem with, in replacement of, or as the payment for grants or rights under any other compensation plan of the Company, including the 1983 Plan or the plan of any acquired entity. The Plan became effective as of December 9, 1993, the date of its adoption by the Board of Directors of the Company, subject to the subsequent approval by the stockholders of the Company. No award made prior to stockholder approval of the Plan is enforceable until such stockholder approval has been obtained.

     The Plan provides that not more than two million (2,000,000) shares of the Company's Common Stock, par value $.05 per share, may be issued pursuant to the Plan. The shares to be issued under the Plan may be authorized and unissued shares, treasury shares or a combination thereof. In the event of a stock split, stock dividend or other relevant change in capitalization, the maximum number of shares issuable under the Plan, as well as the number of shares subject to any grant theretofore made, would be appropriately adjusted to give effect to such change. Shares awarded pursuant to grants which, by reason of the expiration, cancellation or other termination of the grants prior to issuance, are not issued, shall again be available for future grants.

     The grants under the Plan may be made to officers and other employees of the Company and its subsidiaries as well as any former employee of the Company eligible to receive an assumed or replacement award or award settlement as contemplated by the Plan. The Plan is to be administered by the Executive Compensation Committee of the Board of Directors which is comprised of two or more non-employee Directors, all of whom must be "disinterested persons" as defined under the Plan ("Committee"). The Committee consists of Messrs. Henley, Herndon and Hoel. Such committee will select the employees to whom grants are to be made and determine the form of the grant.

     The Board of Directors may amend or terminate the Plan in any respect except that no amendment may be made without stockholder approval, if such amendment would increase the maximum number of shares available for issuance under the Plan or cause transactions under the Plan to cease to qualify as exempt transactions under either the Securities and Exchange Act of 1934 or Internal Revenue Code of 1986, as amended ("Code").

     Any compensation income realized by a participant with respect to any award granted under the Plan shall be subject to withholding by the Company of income, employment or other taxes required by federal, state, local or foreign law. The Committee may in its discretion satisfy the withholding requirement by causing the entity or subsidiary employing the participant to withhold the appropriate amount of any and all of such taxes from any other compensation otherwise payable to such participant.

     The three part program is as follows:

     1) STOCK OPTIONS -- Options to purchase shares of common stock of the Company may be granted to eligible employees. The exercise period of Stock Options as either ISOs or NQSOs may be set by the Committee, but cannot be more than ten years and one day from the date of grant, unless the grant is to a person who owns more than ten percent (10%) of the Company's combined voting power, in which case such option must be exercised within five years from the date of the grant. In no event may the aggregate fair market value of shares of Common Stock for which an employee may first exercise ISOs in any calendar year exceed $100,000 or such other limit as may be imposed under the Code. With respect to the grant of stock options under the Plan which are intended to qualify as "incentive stock options" under Section 422(A) of the Code, the option price shall be 100% of the fair market value of the Company's Common Stock on the date of the grant of the Stock Option. Non-Qualified Stock Options must have an option price which is not less than the amount allowed by applicable law, which option price may be less than the Fair Market Value on the day of grant. In the case of a stock option granted retroactively in tandem with or as a substitution for another award, the exercise price may not be lower than the Fair Market Value on the date of grant.

        For Incentive Stock Options granted to a person who owns, directly or indirectly, more than ten percent (10%) of the Common Stock of the Company, the option price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock subject to the option.

       Regardless of the type of option, upon exercise, (1) the option price may be paid in cash; (2) in shares of Common Stock of the Company having a fair market value equal to the option price; (3) surrendering a stock award at fair market value on the date of surrender; (4) authorizing a third party to sell Common Stock acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for the Common Stock acquired through such exercise; or (5) any combination of the above. Options will not be transferable except in the event of the death of an optionee or pursuant to a qualified domestic relations order.

    2) STOCK APPRECIATION RIGHTS -- The Committee may award SARs on such terms and conditions as it deems appropriate. A SAR is a right to receive a payment, in cash and/or Common Stock (as determined by the Committee), equal to an amount by which the fair market value of the number of shares of Common Stock granted in the award agreement on the date of exercise exceeds the fair market value of those shares on the date the SAR is granted. If a SAR is granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the fair market value of a share of Common Stock on the date such other award was granted.

    3) STOCK AWARDS -- The Committee may award Stock Awards and Restricted Stock Awards. Stock Awards are awards made or denominated in shares of Common Stock or units equivalent in value to shares of Common Stock. Restricted Stock Awards are awards made or denominated in shares of Common Stock or units equivalent in value to shares of Common Stock, which are subject to conditions and restrictions established by the Committee, and set forth in the award agreement. Such restrictions may include, without limitation, continuous service with the Company, achievement of specific business objectives and other measurements of individual, business unit or Company performance and stock price objective.

     Under Delaware law, if a quorum is present at the meeting, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required to approve the Plan. Mr. Frankino, the majority stockholder of the Company, intends to vote for the approval of the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE 1993 EQUITY INCENTIVE PLAN.

                     PROPOSAL TO CHANGE THE COMPANY'S NAME

     The Board of Directors recommends that the stockholders approve the amendment of the Company's Restated Articles of Incorporation changing the name of the Company from Agency Rent-A-Car, Inc. (AGNC) to National Auto Credit, Inc.
(NACC).

     The Company believes that the proposed name change is representative of its commitment to develop National Auto Credit to its fullest potential and signals the completion of the Company's strategic diversification plan. The Board of Directors also believes that the Company's ability to engage and sustain financial coverage of the Company's progress by analysts and investors, both institutional and individual, will be greatly enhanced.

     The name National Auto Credit, Inc. has been reserved nationally to accommodate the change. Additionally, the new stock symbol "NACC" has been reserved with NASDAQ National Market System to reflect the new Company name.

     The Board of Directors reserves the right to abandon the change in name, whether before or after stockholder approval has been obtained, if circumstances arise, which in the opinion of the Board of Directors, render proceeding with the name change inadvisable.

     The name change will not affect the validity or transferability of stock certificates presently outstanding, the capital structure of the Company or the listing of any of its securities on any national securities exchange. The Company's stockholders will not be required to surrender for exchange any certificates presently held by them. The Company's stockholders desiring to exchange Agency Rent-A-Car stock certificates for National Auto Credit stock certificates may do so, however, by mailing their Agency Rent-A-Car stock certificates with an appropriate written request to the Company's transfer agent, at the following address: Chemical Bank, JAF Building, P. O. Box 3068, New York, NY 10116-3068.

     Under Delaware law, if a quorum is present at the meeting, the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required to approve the amendment. Mr. Frankino, the majority stockholder of the Company, intends to vote for the approval of the amendment.

     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO CHANGE THE COMPANY'S NAME.

                              CERTAIN TRANSACTIONS

     Adverama, Inc. provides the Company with placement of Yellow Pages directory advertising, printing services, and promotional items. These transactions amounted to $6,221,000 during fiscal 1994. Adverama, Inc. is beneficially owned by the daughter of the Company's Chairman of the Board of Directors and majority stockholder. All services purchased from Adverama, Inc. were at rates and upon terms which are as favorable as could be obtained from unaffiliated vendors. The amount payable to Adverama, Inc. was $918,000 at January 31, 1994. The Company plans to continue to utilize Adverama's services.

     The Company has a Mortgage Assistance Plan (the "Mortgage Plan") whereby an officer or key management employee of the Company who is required by the Company to relocate from his or her present location to a new work site, which relocation involves a distance between the employee's present location and the new work site of more than 50 miles, is eligible for a loan under the Mortgage Plan. Loans under the Mortgage Plan are only for the purchase of the eligible employee's first personal residence following relocation and are secured by a mortgage on such residence. The interest rate on all loans under the Mortgage Plan is at a fixed annual market rate of 7.5% of the outstanding principal balance. The following employees are indebted to the Company under the Mortgage Plan for their personal residences as of May 13, 1994: Mr. Holt and one other employee for $161,400 and $85,500, respectively. In addition, the Company loaned Mr. Reagan a total of $76,104 at an interest rate of 7.5% per annum for a six month duration during the construction of his personal residence. Repayment of the loan was extended to June 30, 1994. The loan is secured by Company stock owned by Mr. Reagan and remains outstanding as of May 13, 1994.

     The highest amounts owed to the Company since the beginning of fiscal 1994 by Mr. Holt, Mr. Reagan and the other employee were $351,000, $223,000 and $133,000, respectively.

                              INDEPENDENT AUDITORS

     Deloitte & Touche has been selected to serve as the independent auditors of the Company and its subsidiaries for the fiscal year ending January 31, 1995. Representatives of Deloitte & Touche are expected to be present at the Annual Meeting of Stockholders with the opportunity to make a statement about the Company's financial condition, if they desire to do so, and to respond to appropriate questions.

                              STOCKHOLDER PROPOSAL

     Any stockholder who intends to present a proposal at the 1995 Annual Meeting of Stockholders for inclusion in the proxy statement and form of proxy relating to that meeting is advised that the proposal must be received by the Company at its principal executive offices not later than January 3, 1995. The Company will not be required to include in its proxy statement or form of proxy a stockholder proposal which is received after that date or which otherwise fails to meet requirements for stockholder proposals established by regulations of the Securities and Exchange Commission.

                                 OTHER MATTERS

     This solicitation of proxies is made by and on behalf of the Board of Directors. In addition to mailing copies of this statement and the accompanying notice and form of proxy to all stockholders of record on the Record Date, the Company will request brokers, custodians, nominees and other fiduciaries to forward copies of this material to persons for whom they hold shares of Common Stock of the Company in order that such shares may be voted. Solicitation may also be made by the Company's officers and regular employees personally or by telephone or telegraph. The cost of the solicitation will be incurred by the Company.

     If the accompanying form of proxy is executed and returned, the shares represented thereby will be voted in accordance with any specifications made by the stockholder. In the absence of any such specifications, they will be voted to elect the three nominees as set forth under "ELECTION OF DIRECTORS," for the 1993 Equity Incentive Plan and for the Company's name change.

     The presence of any stockholder at the meeting will not operate to revoke his proxy. A proxy may be revoked at any time before it is exercised, by a later appointment received by the secretary of the meeting, or by giving notice of a revocation to the secretary of the meeting in writing or in open meeting.

     If any other matters shall properly come before the meeting, the persons named in the proxy, or their substitutes, will vote thereon in accordance with their judgment. The Board of Directors does not know of any other matters which will be presented for action at the meeting.

     By order of the Board of Directors.

                                            PETER T. ZACKAROFF, EXECUTIVE VICE
                                            PRESIDENT, CHIEF LEGAL OFFICER
                                            AND SECRETARY

May 20, 1994

                                                                       EXHIBIT A

                             AGENCY RENT-A-CAR INC.
                           1993 EQUITY INCENTIVE PLAN

     1. ESTABLISHMENT, PURPOSE, AND EFFECTIVE DATE OF PLAN. Agency Rent-A-Car, Inc., a Delaware corporation, and its subsidiaries ("Company"), hereby establishes the "Agency Rent-A-Car, Inc. 1993 Equity Incentive Plan" ("Plan") for key employees of the Company. The Plan permits the grant of qualified stock options, non-qualified stock options, stock appreciation rights, and stock awards.

     2. PURPOSE. The purpose of the Plan is to promote the long-term success of the Company and thereby enhance shareholder value, by providing officers and other employees of the Company with incentive awards, tied to the equity of the Company, which reward performance and continued service with the Company. Both by encouraging such employees to become owners of the $.05 par value Common Stock ("Common Shares") of the Company and by providing actual ownership through Plan awards, it is intended that Plan participants will view the Company from an ownership perspective. Additionally, the Company believes the Plan will assist in attracting and retaining persons of the highest caliber.

     3. EFFECTIVE DATE. The Plan shall become effective as of December 9, 1993, the date of its adoption by the Board of Directors of the Company, subject to the subsequent approval by the necessary number of shareholders of the Company. No award made prior to shareholder approval of the Plan shall be enforceable until such approval has been obtained. Nothing herein shall be construed as limiting the rights of the Committee to grant awards prior to the approval of the shareholders.

     4. ADMINISTRATION OF THE PLAN. The Plan shall be administered by a committee (the "Committee"), appointed by the Board, subject to the provisions of the Plan. The Committee shall be comprised of two or more non-employee members of the Board who shall qualify to administer the Plan as contemplated by
(a) both Rule 16b-3 and Item 402(i) under the Securities and Exchange Act of 1934 (the "1934 Act") or any successor rule and (b) Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The Committee shall have full and exclusive authority to interpret the Plan and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper to execute in the best interests of the Company and in keeping with the objectives of the Plan. This authority includes, but is not limited to, selecting award recipients, establishing all award terms, conditions and restrictions and determining the number of Common Shares covered by each award. The Committee may also grant awards as may be necessary to comply with provisions of the laws and applicable regulatory rulings of countries in which the Company operates in order to assure the viability of awards granted under the Plan and to enable participants employed in such countries to receive advantages and benefits intended under the Plan and such laws and rulings. The Committee shall also prescribe the forms of the instruments evidencing any awards granted; adopt, amend and rescind rules and regulations for the administration of the Plan; construe and interpret the Plan, the rules and regulations and the instruments; and make all other determinations necessary or desirable for the administration of the Plan.

     5. ELIGIBILITY. Any employee of the Company may be eligible to receive one or more awards under the Plan. "Employee" shall also include any former employee of the Company eligible to receive an assumed or replacement award or award settlements as contemplated in Sections 8 and 10 of the Plan, and "Company" includes any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

     6. COMMON SHARES AVAILABLE FOR AWARDS.  Subject to the provisions of
Section 10, the aggregate number of Common Shares that may be issued or transferred under this Plan shall be 2,000,000 shares. Common Shares subject to an award under the Plan which expires, terminates or is cancelled without exercise or vesting shall thereafter be available for the grant of other awards. Any Common Shares tendered, either actually or by attestation, by a person as full or partial payment made to the Company on or after the effective date of the Plan in connection with any exercise of a stock option or receipt of Common Shares under the Plan shall again be available for grants under the Plan. Further, in instances where a SAR or other award is settled in cash or a form other than shares, the Common Shares covered by such settlements shall not be deemed issued and shall remain available for issuance under the Plan. Likewise the payment of cash dividends and dividend equivalents in conjunction with outstanding awards shall not be counted against the Common Shares available for issuance. Any Common Shares that are issued by the Company, and any awards that are granted by, or become obligations of, the Company, through the assumption by the Company or an affiliate of, or in substitution for, outstanding awards previously granted by an acquired company shall not, except in the case of awards granted to employees who are subject to Section 16 of the 1934 Act or
Section 162(m) of the Code, be counted against the Common Shares available for issuance under the Plan.

     Any shares issued under the Plan may consist in whole or in part of authorized and unissued shares or treasury shares, and no fractional shares shall be issued under the Plan. Cash may be paid in lieu of any fractional shares in settlements of awards under the Plan.

     7. FAIR MARKET VALUE. "Fair Market Value" for all purposes under the Plan shall mean the closing price of a Common Share as reported by the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQ") on the date of grant. If no sales of shares were made on such date, the closing price of a share as reported for the preceding day on which sales of Common Shares were made shall be used. If the Common Stock ceases to be listed on the NASDAQ, the Committee shall designate an alternative method of determining the Fair Market Value of the Common Stock.

     8. AWARDS. The Committee shall determine the type or types of award(s) to be made to each participant. Awards may be granted singly, in combination or in tandem. Subject to Section 4 of the Plan, awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Company, including the Company's 1983 Stock Option Plan (the "Prior Plan") or the plan of any acquired entity. The Committee may establish performance contingencies for the vesting of stock options and stock appreciation rights ("SARs"), as well as stock awards, granted under Plan. In addition, Common Shares acquired by a Plan participant may be subject to forfeiture and/or nontransferability restrictions. The types of awards that may be granted under the Plan are:

     (a) Stock Options -- A grant of a right to purchase a specified number of Common Shares during a specified period as determined by the Committee. A stock option may be in the form of an incentive stock option within the meaning of Code Section 422A ("ISO"), or a nonqualified stock option whose grant is intended not to fall within the provisions of Section 422A ("NQSO"). However, in no event shall the aggregate Fair Market Value (determined at the date of grant) of the stock of which incentive stock options are first exercisable in a particular calendar year exceed $100,000, or such other limit as may be required by the Code. Nothing in this Section shall be deemed to prevent the grant of NQSOs in excess of the maximum established by Section 422A of the Code.

     Stock Options granted as ISOs shall have an Option Price that is equal to the Fair Market Value of the Common Stock on the date the Option is granted. An ISO, however, shall only be granted to a person who owns, directly or indirectly, Common Stock possessing more than ten percent (10%) of the total combined voting power of all classes of Common Stock of the Company, if the price of any such Option is at least one hundred and ten percent (110%) of the Fair Market Value of the Common Stock subject to the Option. NQSOs granted as Stock Options must have an option price which is not less than the amount allowed by applicable law, which Option Price may be less than the Fair Market Value on the day of grant. Notwithstanding the foregoing, in the case of a stock option granted retroactively in tandem with or as a substitution for another award, the exercise or designated price may be no lower than the Fair Market Value of a share on the date such other award was granted.

     The price at which a Common Share may be purchased under a stock option shall be paid in full at the time of the exercise in cash or such other method permitted by the Committee, including (i) tendering (either actually or by attestation) shares; (ii) surrendering a stock award valued at Fair Market Value on the date of surrender; (iii) authorizing a third party to sell the Common Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and assigning the delivery to the Company of a sufficient amount of the sale proceeds to pay for all the Common Shares acquired through such exercise; or (iv) any combination of the above. The Committee may grant stock options that provide for the award of a new stock option when the exercise price has been paid for by tendering Common Shares to the Company. This new stock option grant would cover the number of shares tendered with the stock option purchase price set at the then-current Fair Market Value and would not extend beyond the remaining term of the originally exercised option.

     The exercise period of stock options as either ISOs or NQSOs may be set by the Committee, but cannot be more than ten years and one day from the date of grant, unless the grant is to a person who owns more than ten percent (10%) of the Company's combined voting power, in which case such option must be exercised within five years from the date of grant. If a participant's employment is terminated due to resignation, retirement, death or disability, stock options awarded to the participant which have vested will remain exercisable for the earlier of the remainder of the option term or a period of time as follows, whichever is less: if due to resignation or retirement, three months; if due to disability (as determined by the Committee), twelve months; and if due to death, six months. The Committee has the discretion to allow the participant to exercise more than the amount then vested. If a participant's employment is terminated for any reason other than resignation, retirement, death or disability, all stock options granted but not vested under the Plan will be cancelled immediately and the vested portion will be exercisable the earlier of the remainder of the option term or three months. A participant will not be considered terminated if placed by the Company on military leave, sick leave or other bona fide leave of absence.

     (b) SARS -- A right to receive a payment, in cash and/or Common Shares, equal to the excess of the Fair Market Value of a specified number of Common Shares on the date the SAR is exercised over the Fair Market Value on the date the SAR was granted as set forth in the applicable award agreement, except that, in the case of a SAR granted retroactively in tandem with or as a substitute for another award, the exercise or designated price may be no lower than the Fair Market Value of a Common Share on the date such other award was granted.

     (c) Stock Awards -- An award made or denominated in Common Shares or units equivalent in value to Common Shares. All or part of any stock award may be subject to conditions and restrictions established by the Committee and set forth in the award agreement, which may include, but are not limited to, continuous service with the Company, achievement of specific business objectives and other measurements of individual, business unit or Company performance and stock price objectives.

     9. DIVIDENDS AND DIVIDEND EQUIVALENTS. The Committee may provide that any awards under the Plan earn dividends or dividend equivalents equal to dividends paid to holders of Common Shares of the Company.

Such dividends or dividend equivalents may be paid currently or may be credited to a participant's account. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Common Shares or share equivalents which are also subject to award contingencies.

     10. SETTLEMENTS AND DEFERRALS. Payment of awards may be in the form of cash, Common Shares, other awards, or combinations thereof, as the Committee shall determine, and any such payment may be subject to terms, conditions and restrictions as the Committee may impose. The Committee also may require or permit participants to elect to defer the issuance of Common Shares or the settlement of awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements include the payment or crediting of interest on the deferral amounts, or the payment or crediting of dividend equivalents where the deferral amounts are denominated in shares.

     11. NON-TRANSFERABILITY. Awards granted under the Plan shall be non-transferable and non-assignable except by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order (as defined by the Code).

     12. NO RIGHTS TO EMPLOYMENT. Neither the Plan nor any award granted under it shall alter the terms of employment for any participant or the right of the Company to terminate the employment of any participant.

     13. ADJUSTMENTS. The Committee may make or provide for such adjustments in the price and in the number of Common Shares covered by outstanding awards as the Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of participants that would otherwise result from (a) any stock dividend, stock split, combination of shares, issuance of rights or warrants to purchase stock, recapitalization of other change in the capital structure of the Company; (b) any merger, consolidation, separation, reorganization, or partial or complete liquidation; or (c) any other corporate transaction, including a spin-off, or event having an effect similar to any of the foregoing.

     14. TAX WITHHOLDING. Any compensation income realized or recognized by a participant with respect to any award granted under the Plan shall be subject to withholding by the Company of income, employment or other taxes required by federal, state, local or foreign law. The Committee may require that the participant pay such withholding amount in cash directly to the Company or subsidiary. The Committee shall have the right to retain, rather than issue or transfer to the participant, the number of shares having a Fair Market Value equal to the required withholding amount. In a situation where Common Shares are issued in a participant's name, but held by the Company until vesting, the Committee shall have the right to retain the number of shares with a Fair Market Value equal to the required tax withholding amount due upon vesting. In any case, the Committee may in its discretion satisfy the withholding requirement by causing the entity or a subsidiary employing the officer or other key employees to withhold the appropriate amount of any and all of such taxes from any other compensation otherwise payable to the officer or other employee.

     15. AMENDMENT AND TERMINATION OF THE PLAN. The Board of Directors may at any time amend or terminate the Plan, provided that approval by the shareholders of the Company shall be required for any amendment which would (a) in the absence of such shareholder approval, cause transactions under the Plan to cease to qualify as exempt transactions under either Rule 16b-3 of the 1934 Act, or any successor rule, or Section 162(m) of the Code, or (b) increase the maximum number of shares subject to the Plan.

     16. OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Unless otherwise specifically determined by the Committee, settlements of awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any

Company benefit plan, severance program, or severance pay law of any country. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate or necessary.

     17. UNFUNDED PLAN. Unless otherwise determined by the Board, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or other person. To the extent any person holds any rights by virtue of an award granted under the Plan, such rights (unless otherwise determined by the Committee) shall be no greater than the rights of an unsecured general creditor of the Company.

                              AGENCY RENT-A-CAR, INC.

            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                    JUNE 22, 1994 ANNUAL MEETING OF STOCKHOLDERS
       P
                The undersigned hereby appoints Robert J. Bronchetti and
       R Noah T. Herndon, and each of them with full power of substitution and resubstitution as proxies for the undersigned
       O to attend the Annual Meeting of Stockholders of Agency Rent-A-Car, Inc., to be held at the Company's principal
       X   executive offices, 30000 Aurora Road, Solon, Ohio at
           10:00 A.M. (Eastern Daylight Savings time) on June 22, 1994,
       Y and thereat, and at any adjournment thereof, to vote and act with respect to all shares of Common Stock of the Company which the undersigned would be entitled to vote, with all the power the undersigned would possess if present in person, as follows:


                                     Date: ______________________, 1994

                                     Signature(s) of Stockholder(s): __________

                                     __________________________________________

                                     PLEASE SIGN AS YOUR NAME APPEARS HEREON.
                                     IF SHARES ARE HELD JOINTLY, ALL HOLDERS
                                     MUST SIGN. WHEN SIGNING AS ATTORNEY,
                                     EXECUTOR, ADMINISTRATOR, TRUSTEE OR
                                     GUARDIAN, PLEASE GIVE YOUR FULL TITLE.
                                     IF A CORPORATION, PLEASE SIGN IN FULL
                                     CORPORATE NAME BY PRESIDENT OR OTHER
                                     AUTHORIZED OFFICER. IF A PARTNERSHIP,
                                     PLEASE SIGN IN PARTNERSHIP NAME BY
                                     AUTHORIZED PERSON.

                TO FOLLOW THE BOARD OF DIRECTORS' RECOMMENDATIONS, SIGN, DATE AND MAIL THIS PROXY IN THE ENCLOSED RETURN ENVELOPE. THE REVERSE SIDE NEED NOT BE COMPLETED.

                                     (OVER)

                                                                                                      X    PLEASE MARK
                                                                                                            EACH VOTE
                                                                                                            LIKE THIS

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED BY THE STOCKHOLDER. IF NO SPECIFICATIONS ARE MADE, THE PROXY WILL BE VOTED TO ELECT THE NOMINEES AS DESCRIBED IN ITEM 1 AND FOR ITEMS 2 AND 3 BELOW.

                                                      FOR     WITHHOLD
                                                      ALL      FOR ALL                                     FOR   AGAINST   ABSTAIN

1. ELECTION OF DIRECTORS: PER E. HOEL,               / /        / /       2. Proposal to approve the       / /     / /      / /
                          EDWARD N. LESZCZYNSKI AND                          Company's 1993 Equity In-
                          KELLY W. REAGAN                                    centive Plan.

                                                                                                           FOR   AGAINST   ABSTAIN
   (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR
ANY INDIVIDUAL NOMINEE, WRITE THE NOMINEE'S NAME ON                       3. Proposal to approve the       / /     / /      / /
THE SPACE PROVIDED BELOW.)                                                   Company's name change to
                                                                             NATIONAL AUTO CREDIT,
_________________________________________________________                    INC.

                                                                          4. In their discretion, to vote
                                                                             upon such other business
                                                                             as may properly come
                                                                             before the meeting.

                                                                                             COMMENTS/ADDRESS CHANGE
                                                                                         Please mark this box if you have
                                                                                         written comments/address change
                                                                                                on the reverse side.           / /

Signature(s) of Stockholder(s)_____________________________________________________________       Date_____________________________

        NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.


